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                                   EXHIBIT 21


                                SUBSIDIARIES OF
                        BACK BAY RESTAURANT GROUP, INC.

                        BBRG OPERATING, INC.
                        THE 199, INC.
                        BACK BAY MEDIA, INC.
                        BBRG MASSACHUSETTS RESTAURANTS, INC.
                        BBRG NEW JERSEY RESTAURANTS, INC.
                        BBRG PARAMUS RESTAURANTS, INC.
                        BBRG RHODE ISLAND RESTAURANTS, INC.
                        BBRG ROTISSERIE, INC.
                        BBRG WASHINGTON RESTAURANTS, INC.
                        BBRG WATERFRONT, INC.
                        BORASCHI CAFE, INC.
                        DANVERS RESTAURANT GROUP, INC.
                        EASTERN PURCHASING & DESIGN, INC.
                        LINPRO GREENTREE, INC.
                        PHEASANT MALL RESTAURANT GROUP, INC.
                        PRA, INC.
                        WATERFORD RESTAURANT GROUP, INC.
                        WESTFOUR, INC.
                        THE WESTWOOD BOYLSTON RESTAURANT, INC.
                        THE WESTWOOD COPLEY RESTAURANT GROUP, INC.
                        THE WESTWOOD DEDHAM RESTAURNT, INC.
                        THE WESTWOOD HARTFORD RESTAURANT GROUP, INC.
                        THE WESTWOOD NEWTON RESTAURANT GROUP, INC.
                        THE WESTWOOD SHORT HILLS RESTAURNT GROUP, INC. THE WESTWOOD TRUMBULL RESTAURANT GROUP, INC. THE WESTWOOD WHITE PLAINS RESTAURANT, INC.
                        THE WESTWOOD WOBURN RESTAURANT GROUP, INC.